SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 29, 2007

Orleans Homebuilders, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-6830	59-0874323
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

One Greenwood Square, Suite 101	19020
3333 Street Road, Bensalem, PA	(Zip Code)
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (215) 245-7500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act(17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

ITEM 2.04.    Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

During the course of preparing its quarterly report on Form 10-Q for the second quarter of fiscal year 2007, Orleans Homebuilders, Inc. (the “Company”) became aware, and on January 29, 2007, determined that, the Company was in violation of a financial covenant under its Amended and Restated Revolving Credit Loan Agreement by and among the Company as guarantor, certain of the Company’s wholly owned subsidiaries and various banks as lenders (the “Lenders”), dated January 24, 2006 and amended by a First Amendment to Amended and Restated Revolving Credit Loan Agreement dated as of November 1, 2006 (as amended, the “Revolving Credit Facility”), that required the Company to maintain a certain “Debt Service Ratio” (as defined in the Revolving Credit Facility).  Generally, the Debt Service Ratio is the ratio of the Company’s “Adjusted EBITDA” to “Debt Service” (each as defined in the Revolving Credit Facility). As of December 31, 2006, the Company’s Debt Service Ratio was 1.61-to-1.00.  The Revolving Credit Facility required a Debt Service Ratio of 2.00-to-1.00.

A violation of this financial covenant, unless waived by the Lenders or otherwise cured, constitutes an event of default under the Revolving Credit Facility, giving the Lenders the right to terminate their obligations to make additional loans under the Revolving Credit Facility, demand immediate payment in full of all amounts outstanding, foreclose on collateral and exercise other rights and remedies granted under the Revolving Credit Facility and related loan documents and as may be available pursuant to applicable law.  As of February 1, 2007, approximately $501,950,000 of borrowings and approximately $40,724,000 of letters of credit and other assurances were outstanding under the Revolving Credit Facility.

The Company is currently in discussions with its Lenders regarding the violation of the Debt Service Ratio covenant with a view toward entering into an amendment to the Revolving Credit Facility to amend the calculation of the Debt Service Ratio to add inventory impairment and abandoned project charges, and certain other non-cash charges, back to Adjusted EBITDA, which would result in the Company being in compliance with the Debt Service Ratio covenant as of December 31, 2006.  While the Company believes that it can negotiate an acceptable resolution, there can be no assurance that the Company will be able to negotiate an amendment or that such an amendment will be on terms acceptable to the Company. If the Company is unable to enter into an amendment to the Revolving Credit Facility with the Lenders, it could have a material adverse effect on the Company’s financial position.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORLEANS HOMEBUILDERS, INC.

Dated: February 2, 2007
	By:	/s/ James W. Thompson
James W. Thompson
Acting Chief Financial Officer